                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                             MITEK SYSTEMS, INC.
                           10070 CARROLL CANYON ROAD
                          SAN DIEGO, CALIFORNIA 92131


TO ALL STOCKHOLDERS OF
   MITEK SYSTEMS, INC.

     The Annual Meeting of Stockholders of Mitek Systems, Inc. (the "Company") will be held at 1:00 p.m., local time, Wednesday, February 11, 1998, at the Doubletree Carmel Highland Resort, 14455 Penasquitos Drive, San Diego, California 92129 for the following purposes:

1. To elect six directors to hold the office during the ensuing year and until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the six persons identified in the accompanying proxy statement.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's 1998 Auditors.

3. To transact such business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on January 7, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at the executive offices of the Company, 10070 Carroll Canyon Road, San Diego, California 92131.

     Enclosed for your convenience is a form of proxy which may be used at the Annual Meeting and which, unless otherwise marked, authorizes the holders of the proxy to vote for the proposed slate of directors and as the proxy holder deems appropriate on any other matter brought before the Annual Meeting.

     YOU ARE INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE ATTACHED PROXY PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ JOHN M. THORNTON
                                      --------------------
                                      John M. Thornton
                                      Chairman of the Board

Date:  January 9, 1998

                             MITEK SYSTEMS, INC.
                          10070 CARROLL CANYON ROAD
                         SAN DIEGO, CALIFORNIA 92131

-------------------------------------------------------------------------------

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                              FEBRUARY 11, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. (the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., local time, Wednesday, February 11, 1998, at the Doubletree Carmel Highland Resort, 14455 Penasquitos Drive, San Diego, California, 92129 and at any adjournments thereof.

     At the close of business on January 7, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding an aggregate of 11,552,376 shares of Common Stock. Each share of Common Stock will be entitled to one vote on all matters to be considered at the Annual Meeting.

     The foregoing shares represented by all properly executed proxies received by management in time for the Annual Meeting will be voted at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by written notice to the Company of the death or incapacity of the stockholder who executed the proxy. The proxy will also be revoked if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Unless revoked, the proxy will be voted as specified.

     The persons named as proxies were selected by the Board of Directors. The Company will pay the expenses of soliciting proxies for the Annual Meeting including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority for execution of the proxy, and the Company will reimburse them for their expenses in connection therewith.

     The Company's 1997 Annual Report to Stockholders is included herewith, but is not incorporated in, and is not part of, this Proxy Statement and does not constitute proxy-soliciting material. The Company intends to mail this Proxy Statement and the accompanying material to stockholders of record on or about January 9, 1998.

                          PROPOSALS OF SHAREHOLDERS

     For proposals of shareholders to be included at the 1998 annual meeting of shareholders, anticipated to be held in February 1999, such proposals must be received by the Company not later than September 11, 1998. The acceptance of such proposals is subject to Securities and Exchange Commission guidelines

                               PROPOSAL NO. 1

              TO ELECT SIX DIRECTORS TO HOLD THE OFFICE DURING
                              THE ENSUING YEAR

ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of authorized directors at six. All six directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors are duly elected. The six nominees receiving the highest number of votes will be elected. Abstentions or broker non-votes will be counted for the establishment of a quorum but not as a vote for or against any nominee.

     Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In the event, not presently anticipated, that any of the nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board of Directors.

     The following table sets forth the names and certain information concerning the nominees for election to the Board of Directors. All of the nominees named below have consented to being named herein and to serve, if elected.

NAME                        AGE  POSITION
                            ---  --------
John M. Thornton (1) (2)... 65   Chairman of the Board
Elliot Wassarman .......... 58   President, Chief Executive Officer and Director
Gerald I. Farmer, Ph. D.... 63   Director
James B. DeBello (2)....... 39   Director
Daniel E. Steimle (1) (2).. 49   Director
Sally B. Thornton (1)...... 63   Director

(1)  Compensation Committee
(2)  Audit Committee

DIRECTORS

JOHN M. THORNTON-Mr. Thornton, 65, a director of the Company since March 1986, was appointed Chairman of the Board as of October 1, 1987. Additionally, he served as President of the Company from May 1991 through July 1991 and Chief Executive Officer from May 1991 through February 1992. From 1976 through 1986, Mr. Thornton was the principal shareholder and served as Chairman of the Board at Micom, Inc. Mr. Thornton was President of Wavetek Corporation for 18 years. Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation.
Mr. Thornton is the spouse of Sally B. Thornton, a director.

ELLIOT WASSARMAN-Mr.Wassarman, (58), a director of the Company since January 1998 was appointed President and Chief Executive Officer of the Company effective January 5, 1998. Prior to his appointment, he was President, Chief Executive Officer and Director of Electric Classifieds, Inc. an Internet product and services company from October 1996 to October 1997. Prior to joining Electric Classifieds, Mr. Wassarman was President, Chief Executive Officer and Director of Teralinx Communications Corporation, an Internet services company from February 1996 to July 1996. Mr. Wassarman was President, Chief Executive Officer, and Director of Promis Systems Corporation, a software development company from December 1990 to June 1995 and held a similar position with Copam USA, Inc. a personal computer manufacturer from June 1989 to November 1990. Mr. Wassarman also held senior sales and marketing management positions with Iomega, Inc., TeleVideo Systems, Inc., North Star Computer, Inc. and Wang Labs, Inc.

GERALD I. FARMER, PH.D.-Dr. Farmer, 63, a director of the Company since May 1994, was Executive Vice President of the Company from November 1992 until June, 1997. Prior to joining the Company, Dr. Farmer worked as Executive Vice President of HNC Software, Inc. from January 1987 to November 1992. He has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics.

JAMES B. DEBELLO-Mr. DeBello, 39 a director of the Company since November 1994, has been Vice President and General Manager of Qualcomm Eudora Internet E-Mail Software Division of Qualcomm, Inc. since November 1996. From 1990 to 1996, he was President of Solectek Corporation in San Diego, California. He held various positions in the John M. Thornton & Associates group of companies from July 1986 to April 1990. Prior to that, he was employed by the Los Angeles Olympic Organizing Committee coordinating the marketing efforts to support ticket sales, traffic management and community relations.

DANIEL E. STEIMLE-Mr. Steimle, 49, a director of the Company since February 1987, has been Vice President, Finance and Administration and Chief Financial Officer of Hybrid Networks, Inc., a broadband access network company, since July 1997. Prior to that time, Mr. Steimle was Vice President and Chief Financial Officer of Advanced Fibre Communications from December 1993. Mr. Steimle was Senior Vice President, Operations and Chief Financial Officer of The Santa Cruz Operation from September 1991 to December 1993 and served as Director of Business Development for Mentor Graphics, a software development company, from August 1989 to September 1991. Prior to that time, Mr. Steimle was the Corporate Vice President, Chief Financial Officer and Treasurer of Cipher Data Products, Inc., a manufacturer of data storage equipment.

SALLY B. THORNTON-Ms. Thornton, 63, a director of the Company since April 1988, has been a private investor for more than six years. She served as Chairman of Medical Materials, Inc. in Camarillo until February 1996, is on the Board of Directors of Thornton Winery Corporation in Temecula and Sjogren's Syndrome Foundation in Port Washington, New York. Ms. Thornton is also a Life Trustee of the San Diego Museum of Art and a Trustee of Stephens College in Missouri. Ms. Thornton is the spouse of John M. Thornton, Chairman of the Board.

MEETINGS

     The Board of Directors has one regularly scheduled meeting annually, immediately following and at the same place as the Annual Meeting of Stockholders. Additional regular meetings may be called as the need arises. During the 1997 fiscal year, there were four meetings of the Board of Directors. All directors attended at least 75% of all meetings during the year and the Board committee meeting of which they were members.

COMMITTEES

     The Board of Directors has appointed from among its members two committees to advise it on matters of special importance to the Company.

       The Compensation Committee, which acts as the Administrative Committee for the 1986, 1988 and 1996 Stock Option Plans, during fiscal 1997 was composed of John M. Thornton, Sally B. Thornton, Daniel E. Steimle and James B.
DeBello. The Compensation Committee reviews, analyzes and recommends compensation programs to the Board of Directors. It also decides to which key employees of the Company either incentive stock options or non-qualified stock options should be granted. During fiscal 1997, the Compensation Committee meetings were held concurrently with Board of Directors meetings.

     The Audit Committee, during fiscal 1997, was composed of John M. Thornton, Daniel E. Steimle and James B. DeBello. The Audit Committee meets with the independent auditors and officers or other personnel of the Company responsible for its financial reports. The Audit Committee is charged with responsibility for reviewing the scope of the auditors examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls.

     Among other matters, the Audit Committee is also responsible for considering and recommending to the Board a certified public accounting firm for selection by it as the Company's independent auditor. The Audit Committee held one meeting during fiscal 1997.

REMUNERATION OF DIRECTORS

     The Company does not pay compensation for service as a director to persons employed by the Company. Outside directors are paid $1,000 for each meeting they attend.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows, as of January 5, 1998, the amount and class of the Company's voting stock owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) each director of the Company, (ii) the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person known by the Company to own beneficially 5% or more of any class of the Company's voting stock:

                                                 NUMBER OF SHARES
                                                  OF COMMON STOCK      PERCENT
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP    BENEFICIALLY OWNED    OF CLASS
---------------------------------------------    ------------------    --------

John M. and Sally B. Thornton.................   2,749,959 (1)         23.80%
Elliot Wassarman..............................      30,556 (2)           .26%
Gerald I. Farmer..............................     121,416 (3)          1.04%
James B. DeBello..............................      15,000 (4)           .13%
Daniel E. Steimle.............................      39,521 (5)           .34%
David A. Pintsov..............................      39,931 (6)           .34%
Curtis D. Abel................................       7,500 (7)           .06%
John F. Kessler...............................     469,950 (8)          3.94%
Robert Colman Trust...........................     535,000 (9)          4.63%
Parascript LLC                                     763,922              6.61%
Technology Solutions, Inc.                         685,714              5.94%
Directors and Officers as a Group.............   3,473,833(10)         28.54%

                        --------------------------


(1) John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company. Mr. Thornton has served as its Chairman of the Board for the past ten years and was President and CEO from 1991 to 1992. On October 13, 1997 the Thornton Trust granted an option to purchase 1,000,000 shares at $1.00 per share and 700,000 shares at $1.50 per share to the Robert Colman Trust and other individuals. If the option were exercised within 60 days of January 5, 1998 the percent of class for John M. and Sally B. Thornton would be 9.10%.

(2) Represents 30,556 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Mr. Wassarman was appointed the President, CEO and a director of the Company effective January 5,1998.

(3) Represents 10,000 shares of Common Stock held by Dr. Farmer and includes 111,416 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Dr. Farmer is a director of the Company.

(4) Represents 15,000 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Mr. DeBello is a director of the Company.

(5) Represents 14,521 shares of Common Stock held by Mr. Steimle and includes 25,000 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Mr. Steimle is a director of the Company.

(6) Represents 39,931 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Mr. Pintsov is Senior Vice President of the Company.

(7) Represents 7,500 shares of Common Stock subject to options exercisable within 60 days of January 5, 1995. Mr. Abel is Vice President - Sales and Marketing of the Company.

(8) Represents 20,000 shares of Common Stock held by John F. Kessler IRA, 2,950 shares of Common Stock held by Kerry J. Kessler IRA, 58,250 shares of Common Stock held by John F. and Kerry J. Kessler, tenants in common, and includes 388,750 shares of Common Stock subject to options exercisable within 60 days of January 5, 1998. Mr. Kessler was the President, CEO and a director of the Company from April 1994 to January 1998. Mr. Kessler is Chief Financial Officer of the Company

(9) Represents 535,000 shares of Common Stock held by the Robert Colman Trust and other individuals. On October 13, 1997 the Thornton Trust granted an option to purchase 1,000,000 shares at $1.00 per share and 700,000 shares at $1.50 per share to the Robert Colman Trust and other individuals. If the option were exercised within 60 days of January 5, 1998 the percent of class for the Robert Colman Trust would be 18.36%.

(10) Includes an additional 618,152 shares of common stock issuable upon exercise of options exercisable within 60 days of January 5, 1998.

     Information with respect to beneficial ownership is based on information furnished to the Company by each person identified above. Each named person currently has shared voting and investment power with such person's spouse with respect to the shares beneficially owned, except that Mr. Steimle has sole voting and investment power with respect to his shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of such forms received by it, or written representations from certain persons reporting that no forms where required to be filed by those persons, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners, were complied with.

                    REPORT OF THE COMPENSATION COMMITTEE

     As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer the Company's Stock Option Plans. The Company's executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance shareholder value in a competitive environment. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives and to the overall success of the Company. The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options that focus the executives and key employees on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

     In applying these elements to arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of these various factors and arrive at consensus through discussion. While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent of achieving such goals is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

BASE SALARY

     Base salary is targeted at the fiftieth percentile, consistent with comparable high technology companies in the same general stage of development and in the same general industry and geographic area. For this purpose, this Committee utilizes the wage and salary surveys of the American Electronics Association and Merchants and Manufacturers Association, industry and area trade groups of which the Company is a member. This group of companies is not the same as the peer group chosen for the Stock Performance Graph.

     The Company's salary increase program is designed to reflect individual performance related to the Company's overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with a performance review. Salary increases are dependent upon the achievement of individual and corporate performance goals.

THE EXECUTIVE AND KEY EMPLOYEE BONUS PLAN

     The Executive and Key Employee Bonus Plan is designed to reward Company executives and other key employees for their contributions to corporate objectives. Corporate objectives are established as part of the annual operating plan process. Overall corporate objectives include target levels of pre-tax, pre-bonus profit and net revenue.

     Each eligible employee's award is expressed as a percentage of the participant's October 1, 1996 base salary. Bonus achievement was dependent upon meeting or exceeding the company's minimum goals for pre-tax, pre-bonus and net revenue. For fiscal 1997, no bonus award for any participant was payable as the Company's goals were not reached.

STOCK OPTION PLANS

     The Company's 1986 Stock Option Plan (the "1986 Plan") authorized the issuance of an aggregate of 630,000 shares of the Company's Common Stock. At September 30, 1997, 250,385 shares of Common Stock were subject to outstanding options issued pursuant to the 1986 Plan. The 1986 Plan terminated on September 30, 1996 and no additional options may be granted under that plan. The Company's 1988 Stock Option Plan (the "1988 Plan") authorizes the Company to grant its directors, officers and key employees non-qualified stock options to purchase up to 650,000 shares of the Company's Common Stock. At September 30, 1997, 477,973 shares were reserved for issuance under the 1988 Plan of which 413,364 were subject to outstanding options and 64,609 remained available for future grants. The Company's 1996 Stock Option Plan (the "1996 Plan") authorizes the Company to grant its directors, officers and key employees non-qualified stock options to purchase up to 1,000,000 shares of the Company's Common Stock. At September 30, 1997, 1,000,000 shares were reserved for issuance under the 1996 Plan of which 313,917 were subject to outstanding options and 686,083 remained available for future grants.

     The Company's Stock Option Plans (the "Option Plans") authorizes the granting of options to purchase shares of the Company's Common Stock to officers and key employees of the Company. The Plan is designed to:

     1.   Encourage and create ownership and retention of the Company's Stock;

     2.   Balance long-term with short-term decision making;

     3. Link the officers' or key employees' financial success to that of the stockholders;

     4. Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and

     5. Ensure broad-based participation of key employees (all employees currently participate in the Stock Option Plan).

401(K) SAVINGS PLAN

     In 1990 the Company established an Employee Savings Plan (the "Savings Plan") intended to qualify under Section 401(k) of the Internal Revenue Code, which is available to all employees who satisfy the age and service requirements under the Savings Plan. The Savings Plan allows an employee to defer up to 15% of the employee's compensation for the pay period elected in his or her salary deferral agreement on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code(subject to maximums permitted under federal law). This contribution will generally not be subject to federal tax until it is distributed from the Savings Plan. In addition these contributions are fully vested and non-forfeitable. Contributions to the Savings Plan are deposited in a trust fund established in connection with the Savings Plan. The Company may make discretionary contributions to the Savings Plan at the end of each fiscal year as deemed appropriate by the Board of Directors. Vested amounts allocated to each participating employee are distributed in the event of retirement, death, disability or other termination of employment. For fiscal 1997 the Committee determined that participants would not receive a matching contribution.

OTHER COMPENSATION PLANS

     The Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. The incremental cost to the Company of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for fiscal 1997. Benefits under these broad-based plans are not directly or indirectly tied to Company performance.

COMMITTEE ACTIVITIES

     During fiscal 1997 the Committee had one formal meeting as well as several telephonic and informal meetings.

STOCK OPTIONS GRANTS

     The Committee authorized several stock option grants, including one to Executive Officers and Key Employees, as well as grants for new employees.

SALARY INCREASES

     In October 1996 the Committee granted a salary increase of $10,000 per annum for the Company's Chief Executive Officer.

PRESIDENT AND CHIEF EXECUTIVE OFFICER EMPLOYMENT AND OPTION AGREEMENT

     The Company has entered into an Employment Agreement with Mr. Elliot Wassarman, effective as of January 5, 1998. Pursuant to the Agreement, Mr. Wassarman will serve as President and Chief Executive Officer of the Company for a base annual salary of $220,000. In addition to base salary, Mr. Wassarman is entitled to participate in the Executive and Key Employee Bonus Plan. Mr. Wassarman's employment is an "at will" contract and may be terminated by either the Company or Mr. Wassarman at any time. In the event that the Company terminates Mr. Wassarman's employment under certain circumstances, Mr. Wassarman will receive a severance payment equal to six month's salary, payable over a six month period of time, and continuation of certain employee benefits.

     In addition, the Company has entered into a Nonqualified Stock Option Agreement with Mr. Wassarman, effective January 5, 1998, providing him options to acquire up to 800,000 shares of the Company's common stock at $1.125 per share, subject to certain vesting requirements. Of such options, 550,000 vest on a monthly basis at the rate of 15,278 per month for each month Mr. Wassarman remains in the employ of the Company. Upon a change in control of the Company the unvested portion of the 550,000 options will vest immediately, and Mr. Wassarman will be eligible to receive up to an additional 250,000 vested options.

                                      ON  BEHALF OF THE COMPENSATION COMMITTEE

                                      JOHN M. THORNTON, CHAIRMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Thornton, an executive officer and employee of the Company, served as a member of the Company's Compensation Committee. He did not participate in any discussions regarding his compensation.

SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid by the Company to its Chief Executive Officer and the other executive officers who received in excess of $100,000 in salary and bonus during fiscal 1997.

                                                             Number     All
Principal                        Annual            Annual   of          Other
 Position               Year     Salary     Bonus  Comp.    Options     Comp.
---------               ----     ------     -----  ------    -------    -----

John M. Thornton        1997     150,000
Chairman of the Board   1996     150,000
                        1995     150,000

Elliot Wassarman (2)    1997
President & CEO         1996
                        1995

John F. Kessler (3)     1997     150,000                    100,000
President & CEO         1996     140,000    42,375          100,000     1,095(1)
                        1995     140,000

Gerald I. Farmer, Ph.D. 1997     117,634                    25,000
Exec. Vice Pres.        1996     137,100    41,497          20,000      1,095(1)
                        1995     137,100

David A. Pintsov  (4)   1997     110,000                    20,000     45,405(6)
Senior Vice President   1996     110,000                    17,500     70,781(6)
                        1995     100,000

Curtis D. Abel (5)      1997     33,333                     50,000
Vice President - Sales  1996
and Marketing           1995

(1)  Consists solely of matching contributions to the Company's 401(k) Plan.
(2) Mr. Wassarman was appointed President, Chief Executive Officer and a Director effective January 1998. No compensation was paid in Fiscal 1997.
(3) Mr. Kessler was President, Chief Executive Officer and a Director from April 1994 to January 1998. He was appointed Chief Financial Officer in January 1998.
(4) Mr. Pintsov joined the Company in November 1992 and was appointed Senior Vice President in May 1997.
(5) Mr. Abel joined the company on June 2, 1997 as Vice President - Sales and Marketing.
(6)  Consists solely of sales commissions.

STOCK OPTIONS

     The following table shows, as to the individuals named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended September 30, 1997.

                   OPTION GRANTS IN LAST FISCAL YEAR



                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                     OPTIONS    % OF TOTAL OPTIONS      EXERCISE OR                       APPRECIATION FOR
                     GRANTED    GRANTED TO EMPLOYEES    BASE PRICE      EXPIRATION           OPTION TERM
                                                                                             -----------
                     (#) (1)       IN FY 1997 (%)       ($/SHARE)          DATE            5%($)    10%($)
                     -------       --------------       ---------          ----            ---------------
John M. Thornton         -0-
John F. Kessler      100,000         30.1               $2.125          3/20/03           $72,270   $163,957
Gerald I. Farmer      20,000          6.0               $2.125          3/20/03           $14,454   $ 32,971
                       5,000          1.5               $1.510          6/20/03           $ 2,568   $  5,825
David A. Pintsov      20,000          6.0               $2.125          3/20/03           $14,454   $ 32,971
Curtis D. Abel        50,000         15.0               $1.280          6/01/03           $21,766   $ 49,380


(1) Options, when awarded, vest monthly over a three-year period and have a term of six years, subject to earlier termination on the occurrence of certain events related to termination of employment. In addition, other than the 5,000 options granted to Mr. Farmer and the options granted to Mr. Abel, the full vesting of the options is accelerated in the event of a change in control of the Company.

     The following table shows, as to the individuals named in the Summary Compensation Table information concerning stock options exercised during the fiscal ended September 30, 1997:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                         OPTIONS AT FY-END              IN-THE-MONEY OPTIONS
                               NUMBER                             AT FY-END ($)
                      EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
                      -----------  -------------     -----------  -------------

John M. Thornton              0             0                0            0
Elliot Wassarman              0             0                0            0
John F. Kessler         280,555       119,445                0            0
Gerald I. Farmer        106,833         4,583           13,400            0
David A. Pintsov         32,014        22,986            5,025            0
Curtis D. Abel            4,167        45,833                0            0

(1) Based on closing bid price of $.875 as of September 30, 1997 as reported on the NASDAQ SmallCap Market.

STOCK PERFORMANCE GRAPH







                               GRAPH GOES HERE

























                   ASSUMES $100 INVESTED ON OCTOBER 1, 1992
                         ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING 30 SEPTEMBER 1997

     The above graph compares the performance of the Company with that of the NASDAQ Market Index and Peer Group (based on SIC Code 737 - Computer & Data Processing).


                                         9/30/92       9/30/93       9/30/94       9/30/95       9/30/96       9/30/97
Mitek Systems, Inc.                          100         281.3           250         295.5         860.8         179.9
Nasdaq Stock Market (US Companies)           100           131         132.1         182.4         216.4         297.1
NASDAQ (SIC 3570-3579 US Companies)          100         106.3         120.6         222.4           301         428.7


Computer and Office Equipment





                       GRAPH GOES HERE (Rider A)

                               PROPOSAL NO. 2

                    RATIFICATION OF SELECTION OF AUDITORS

     Based upon the recommendation of the Audit Committee, the Board of Directors has authorized the firm of Deloitte & Touche, LLP, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 1998. A representative of Deloitte & Touche, LLP will be present at the shareholders' meeting and will have the opportunity to make a statement if he or she desires to do so. Further, the representative of Deloitte & Touche, LLP will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

OTHER BUSINESS

     The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Management is unaware of any matters for action by stockholders at this meeting other than those described in such Notice. The enclosed proxy, however, will confer discretionary authority with respect to matters which are not known to management at the date of printing hereof and which may properly come before the Annual Meeting or any adjournment thereof. It is the intention of the Company's proxy holders to vote in accordance with their best judgment on any such matters.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                         By Order of the Board of Directors


                                         /s/ JOHN M. THORNTON
                                         --------------------
                                         John M. Thornton
                                         Chairman of the Board

San Diego, California
January 9, 1998